UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ImaRx Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	86-0974730

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1635 East 18th Street, Tucson, AZ	85719

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which the form relates: 333-142646
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the securities to be registered hereunder is contained in the section entitled “Description of Capital Stock,” included in the Registrant’s Form S-1 Registration Statement, as amended (File No. 333-142646), filed under the Securities Act of 1933, as amended, with the Securities Exchange Commission. Such portion of the Registration Statement is incorporated herein by reference
Item 2. Exhibits.
Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IMARX THERAPEUTICS, INC.
Date: July 11, 2007	By:	/s/ Bradford A. Zakes
Bradford A. Zakes
President and Chief Executive Officer